Exhibit 3.28

Form BCA-2.10	ARTICLES OF INCORPORATION

( . Jan. 1999) Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
Payment must be made by certified check, cashier's check, Illinois		This space for use by Secretary of State
attorney's check, Illinois C.P.A.'s		Date 4-3-01
check or money order, payable to		Franchise Tax	$25.00
"Secretary of State."		Filing Fee	$75.00

		Approved:	$100.00

1.	CORPORATE NAME:
(The corporate name must contain the word "corporation", "company", "Incorporated," "limited" or an abbreviation thereof.)

2.	Initial Registered Agent:	Illinois Corporation Service Company First Name Middle Initial Last name
	Initial Registered Office:	700 South Second Street Number Street Suite #
Springfield, IL Sangamon 62704 City County Zip Code

3.
Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)
The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:
Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$0	1,000	1,000	$1,000

				TOTAL = $1,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)
(over)

5.	OPTIONAL:	(a)	Number of directors constituting the Initial board of directors of the corporation:
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
Name	Residential Address	City, State, ZIP

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

		(b)	It Is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

		(d)	It Is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL:
OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

        The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	APRIL 2,	, 2001
(Month & Day)
1.	Signature	1.	39577 WOODWARD AVENUE, SUITE 300 Street
	STUART D. LOGAN (Type or Print Name)		BLOOMFIELD HILLS MICHIGAN 48304 City/Town State ZIP Code
2.	Signature	2.	Street
	(Type or Print Name)		City/Town State ZIP Code
3.	Signature	3.	Street
	(Type or Print Name)		City/Town State ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.